Exhibit 99.1


              Powerwave Technologies Reports Fourth Quarter Results


     SANTA ANA, Calif.--(BUSINESS WIRE)--Jan. 31, 2006--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $258.7 million for its fourth quarter ended January 1, 2006, compared to fourth quarter fiscal 2004 revenues of $156.4 million. Powerwave also reported fourth quarter net income of $19.2 million, which includes a pre-tax total of $6.6 million of acquisition related charges and intangible asset amortization. For the fourth quarter of 2005, Powerwave's net income equates to diluted earnings per share of 15 cents, and basic earnings per share of 17 cents for the same period. This compares to a net loss of $41.5 million, or basic loss per share of 41 cents for the prior year period. The net loss for the fourth quarter of 2004 included a $45.0 million non-cash charge to reflect the recording of a full valuation allowance on Powerwave's U.S. deferred tax assets. Powerwave completed the acquisition of LGP Allgon Holding AB during the second quarter of 2004 and, therefore, the results reported herein include the results of LGP Allgon Holding AB for the entire fourth quarter of both fiscal year 2004 and 2005. Powerwave completed the acquisition of selected assets and liabilities of REMEC's Wireless Systems business on September 2, 2005 and, therefore, the results reported herein include the results of the selected wireless assets of REMEC, Inc. for the entire fourth quarter of 2005 but they are not included for fiscal year 2004. For the fourth quarter of fiscal 2005, excluding all acquisition related charges and expenses, Powerwave would have reported operating income of $25.3 million, net income of $22.9 million and diluted earnings per share of 17 cents.
     For the entire fiscal year 2005, Powerwave reported total net sales of $825.1 million compared with $473.9 million for all of fiscal year 2004. Fiscal year 2005 includes the results of LGP Allgon for the entire period while fiscal year 2004 only includes the results of LGP Allgon from May 2004. The results of the selected wireless assets of REMEC, Inc. are only included from September 2005. Powerwave reported total net income for fiscal 2005 of $50.6 million and diluted earnings per share of 42 cents, compared to a net loss of $72.1 million or a basic and diluted loss per share of 80 cents for fiscal 2004. The results for fiscal year 2005 include $20.2 million of acquisition related charges and expenses and an effective annual tax rate of approximately 6 percent, and the results for fiscal year 2004 include $38.9 million of acquisition and restructuring related charges and expenses, as well as a non-cash charge of $45.0 million related to the establishment of a full valuation allowance against our U.S. deferred tax assets.
     "For our fourth quarter, we are extremely proud to report record revenues for Powerwave for both the quarter and our fiscal year," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "On a sequential basis, our quarterly revenues grew 19%, while on year-over-year basis our revenues grew over 65%. For all of fiscal 2005, we had record revenues of $825 million, which represents an annual growth rate of 74%. During fiscal 2005, we delivered consistent profitable growth while we significantly expanded our product offerings and geographic capabilities while integrating and consolidating various acquisitions. We now enter fiscal 2006 with a renewed focus on delivering best in class products and services to the global wireless infrastructure marketplace while maintaining the highest levels of customer satisfaction. While we continue to focus on integrating our recent acquisition of the selected assets and liabilities of REMEC's wireless business, we believe that we are in an excellent position to continue to refine our manufacturing excellence as well as drive additional synergies and improvements through our global organization. We believe that our market leading position and product portfolio will further enhance our leadership position in both the OEM and direct to operator markets."
     For the fourth quarter of 2005, total Americas revenues were $104.7 million or approximately 40% of revenues, as compared to $35.5 million or approximately 23% of revenues for the fourth quarter of 2004. Total sales to customers based in Asia accounted for approximately 9% of revenues or $23.2 million for the fourth quarter of 2005, compared to 13% of revenues or $20.6 million for the fourth quarter of 2004. Total Europe, Africa and Middle East revenues for the fourth quarter of 2005 were $130.9 million or approximately 51% of revenues, as compared to $100.4 million or approximately 64% of revenues for the fourth quarter of 2004.
     For the fourth quarter of 2005, sales of antenna systems totaled $76.1 million or 29% of total revenues, base station systems sales totaled $156.2 million or 60% of revenues, coverage systems sales totaled $17.2 million or 7% of revenues, and contract manufacturing accounted for $9.3 million or 4% of total revenues for the fourth quarter.
     Powerwave's largest individual customers for the fourth quarter were Cingular Wireless, which accounted for approximately 23% of revenues, and Nokia and Siemens, which each accounted for over 10% of revenues. In terms of customer profile for the fourth quarter of 2005, our total OEM sales accounted for approximately 45% of total revenues, total direct and operator sales accounted for approximately 51% of revenues, and contract manufacturing accounted for approximately 4% of revenues for the quarter.

     Balance Sheet

     At January 1, 2006, Powerwave had total cash and cash equivalents of $237.2 million, which included restricted cash of $5.0 million. Total net inventories were $101.5 million and net accounts receivable were $234.9 million.

     Non-GAAP Financial Information

     This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions of LGP Allgon Holding AB, Kaval Wireless and the selected assets and liabilities of REMEC's Wireless Systems Business, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charges will not impact future operating results and the amortization of intangible assets is a non-cash expense.

     Company Background

     Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, CA 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888) PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

     Attached to this news release are preliminary unaudited consolidated financial statements for the fourth quarter and fiscal year ended January 1, 2006.

     Conference Call

     Powerwave is providing a simultaneous Webcast and live dial-in number of its fourth quarter fiscal 2005 financial results conference call on Tuesday, January 31, 2006, at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies fourth quarter conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 213-8895 and enter reservation number 97101629. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 4:00 PM Pacific time on January 31, 2006 through February 14, 2006 by calling (617) 801-6888 and entering reservation number 67703965.

     Forward-Looking Statements

     The foregoing statements regarding experiencing increasing demand in the wireless communications infrastructure industry, our ability to further enhance our leadership position in both the OEM and direct to operator markets and our ability to drive additional synergies and improvements in our organization are "forward-looking statements." These statements are subject to numerous risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of REMEC's Wireless business; difficulties integrating REMEC's Wireless business; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 2, 2005, the Form 10-Q for the quarterly period ended October 2, 2005, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                          POWERWAVE TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                               Three Months Ended  Fiscal Years Ended
                               ------------------- -------------------
                                    (unaudited)         (unaudited)
                                Jan. 1,   Jan. 2,   Jan. 1,   Jan. 2,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Net sales                      $258,742  $156,418  $825,078  $473,914
Cost of sales:
  Cost of goods                 193,215   116,451   609,325   361,995
  Intangible asset
   amortization                   2,879     1,844     8,740     4,615
  Restructuring and impairment
   charges                            -         -         -       506
  Acquired inventory
   incremental costs(1)               -         -     1,405       877
                               --------- --------- --------- ---------
Total cost of sales             196,094   118,295   619,470   367,993
                               --------- --------- --------- ---------

Gross profit                     62,648    38,123   205,608   105,921

Operating expenses:
  Sales and marketing            11,158     8,789    39,955    28,461
  Research and development       16,189    13,320    61,032    47,188
  General and administrative     12,918     7,608    42,308    24,291
  Intangible asset
   amortization                   2,476     2,921     8,368     7,355
  In-process research and
   development                        -         -       350    23,450
  Restructuring and impairment
   charges                        1,216         -     1,331     2,103
                               --------- --------- --------- ---------
Total operating expenses         43,957    32,638   153,344   132,848
                               --------- --------- --------- ---------

Operating income (loss)          18,691     5,485    52,264   (26,927)

Other income                        199        94     1,615       118
                               --------- --------- --------- ---------
Income (loss) before income
 taxes                           18,890     5,579    53,879   (26,809)
Provision (benefit) for income
 taxes                             (266)   47,076     3,233    45,313
                               --------- --------- --------- ---------

Net income (loss)               $19,156  $(41,497)  $50,646  $(72,122)
                               --------- --------- --------- ---------

Earnings (loss) per share
 - basic:                          $.17     ($.41)     $.49     ($.80)
 - diluted:(2)                     $.15     ($.41)     $.42     ($.80)


Weighted average common shares
 used in computing per share
 amounts
 - basic:                       110,801   101,448   103,396    90,212
 - diluted:                     143,803   101,448   135,906    90,212

(1) This represents costs related to the write-up of acquired REMEC Wireless finished goods inventory to fair value in the third quarter 2005, and for fiscal year 2004 relates to the write-up of acquired LGP Allgon finished goods inventory to fair value. All such acquired inventory was sold by the respective fiscal year end.
(2) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the fourth quarter 2005 and approximately $7.1 million for fiscal year 2005. The fourth quarter 2004 and fiscal year 2004 loss per share do not include an add back as the effect would be anti-dilutive.



                          POWERWAVE TECHNOLOGIES, INC.
                             PERCENTAGE OF NET SALES

                                 Three Months Ended Fiscal Years Ended
                                 ------------------ ------------------
                                    (unaudited)        (unaudited)
                                  Jan. 1,  Jan. 2,   Jan. 1,   Jan. 2,
Statement of Operations Data:      2006     2005      2006      2005
-------------------------------- --------- -------- ---------- -------
Net sales                           100.0%   100.0%     100.0%  100.0%
Cost of sales:
  Cost of goods                      74.7     74.4       73.8    76.4
  Intangible asset amortization       1.1      1.2        1.1     1.0
  Restructuring and impairment
   charges                              -        -          -     0.1
  Acquired inventory incremental
   costs                                -        -        0.2     0.1
                                 --------- -------- ---------- -------
Total cost of sales                  75.8     75.6       75.1    77.6

Gross profit                         24.2     24.4       24.9    22.4

Operating expenses:
  Sales and marketing                 4.3      5.6        4.9     6.0
  Research and development            6.2      8.5        7.4    10.0
  General and administrative          5.0      4.9        5.1     5.1
  Intangible asset amortization       1.0      1.9        1.0     1.6
  In-process research and
   development                          -        -          -     4.9
  Restructuring and impairment
   charges                            0.5        -        0.2     0.4
                                 --------- -------- ---------- -------
Total operating expenses             17.0     20.9       18.6    28.0

Operating income (loss)               7.2      3.5        6.3    (5.6)

Other income                          0.1      0.1        0.2       -
                                 --------- -------- ---------- -------

Income (loss) before income
 taxes                                7.3      3.6        6.5    (5.6)
Provision (benefit) for income
 taxes                               (0.1)    30.1        0.4     9.6
                                 --------- -------- ---------- -------

Net income (loss)                     7.4%  (26.5%)       6.1% (15.2%)
                                 ========= ======== ========== =======



                          POWERWAVE TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       RECONCILIATION OF PRO FORMA RESULTS
                    (in thousands, except per share amounts)

                                             Three Months Ended
                                    ----------------------------------
                                                (unaudited)
                                                             Pro Forma
                                     Jan. 1,                  Jan. 1,
                                      2006    Adjustments       2006
                                    --------- -----------    ---------
Net sales                           $258,742                 $258,742
Cost of sales:
  Cost of goods                      193,215                  193,215
  Intangible asset amortization        2,879     (2,879) (1)        -
  Acquired inventory incremental
   costs                                   -                        -
                                    --------- -----------    ---------
Total cost of sales                  196,094     (2,879)      193,215
                                    --------- -----------    ---------
Gross profit                          62,648      2,879        65,527

Operating expenses:
  Sales and marketing                 11,158                   11,158
  Research and development            16,189                   16,189
  General and administrative          12,918                   12,918
  Intangible asset amortization        2,476     (2,476) (3)        -
  In-process research and
   development                             -          -             -
  Restructuring and impairment
   charges                             1,216     (1,216) (5)        -
                                    --------- -----------    ---------
Total operating expenses              43,957     (3,692)       40,265
                                    --------- -----------    ---------
Operating income                      18,691      6,571        25,262

Other income (expense)                   199                      199
                                    ---------                ---------

Income before income taxes            18,890      6,571        25,461
Provision for income taxes              (266)     2,812  (6)    2,546
                                    --------- -----------    ---------
Net income                           $19,156      3,759       $22,915
                                    --------- -----------    ---------

Earnings per share - basic:             $.17                     $.21
                   - diluted:(7)        $.15                     $.17

Weighted average common shares used
 in computing per share amounts
 - basic                             110,801                  110,801
 - diluted                           143,803                  143,803

                                             Fiscal Year Ended
                                      --------------------------------
                                                (unaudited)
                                                             Pro Forma
                                       Jan. 1,                Jan. 1,
                                        2006    Adjustments    2006
                                      --------- ------------ ---------
Net sales                             $825,078               $825,078
Cost of sales:
  Cost of goods                        609,325                609,325
  Intangible asset amortization          8,740   (8,740) (1)        -
  Acquired inventory incremental
   costs                                 1,405   (1,405) (2)        -
                                      --------- --------     ---------
Total cost of sales                    619,470  (10,145)      609,325
                                      --------- --------     ---------
Gross profit                           205,608   10,145       215,753

Operating expenses:
  Sales and marketing                   39,955                 39,955
  Research and development              61,032                 61,032
  General and administrative            42,308                 42,308
  Intangible asset amortization          8,368   (8,368) (3)        -
  In-process research and development      350     (350) (4)        -
  Restructuring and impairment
   charges                               1,331   (1,331) (5)        -
                                      --------- --------     ---------
Total operating expenses               153,344  (10,049)      143,295
                                      --------- --------     ---------
Operating income                        52,264   20,194        72,458

Other income (expense)                   1,615                  1,615
                                      ---------              ---------

Income before income taxes              53,879   20,194        74,073
Provision for income taxes               3,233    4,174  (6)    7,407
                                      --------- --------     ---------
Net income                             $50,646   16,020       $66,666
                                      --------- --------     ---------

Earnings per share - basic:               $.49                   $.64
                   - diluted:(7)          $.42                   $.54

Weighted average common shares used
 in computing per share amounts
 - basic                               103,396                103,396
 - diluted                             135,906                135,906

(1) This represents costs related to the amortization of acquired technology.
(2) This represents costs related to the write-up of acquired REMEC Wireless finished goods inventory to fair value which were sold during the third quarter of 2005.
(3) This represents costs related to the amortization of other identified intangible assets.
(4) This represents the charge for acquired in-process research and development associated with the Kaval Wireless acquisition.
(5) This represents a restructuring charge related to the REMEC Wireless acquisition included in operating expenses.
(6) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective tax rate of 10% for both the fourth quarter 2005 and fiscal year 2005.
(7) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the fourth quarter 2005 and approximately $7.1 million for fiscal year 2005.



                          POWERWAVE TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                           Jan. 1, 2006   Jan. 2, 2005
                                           -------------- ------------
ASSETS:                                    (unaudited)(1) (audited)(2)
Cash and cash equivalents                       $232,175     $147,451
Short-term investments                                 -      135,200
Restricted cash                                    5,002        6,815
Accounts Receivable, net                         234,907      133,060
Inventories, net                                 101,460       65,819
Property, plant and equipment, net               172,534      146,430
Other assets                                     392,919      385,996
                                           -------------- ------------
Total assets                                  $1,138,997   $1,020,771

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                $107,609      $79,534
Long-term debt                                   330,000      330,000
Accrued expenses and other liabilities           120,126       95,625
Total shareholders' equity                       581,262      515,612
                                           -------------- ------------
Total liabilities and shareholders' equity    $1,138,997   $1,020,771

(1) Jan. 1, 2006 balances are preliminary and subject to purchase accounting and reclassification adjustments.
(2) Jan. 2, 2005 balances were derived from audited financial statements.



     CONTACT: Powerwave Technologies, Inc.
              Kevin Michaels, 714-466-1608